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                                                                   EXHIBIT 10.1


                             FIRST AMENDMENT TO THE
             SIXTH AMENDED AND RESTATED SAVINGS AND INVESTMENT PLAN

              WHEREAS, Sterling Chemicals, Inc. (the "Corporation") currently maintains its Sixth Amended and Restated Savings and Investment Plan (the "Existing Plan");

              WHEREAS, Section 16.01 of the Existing Plan authorizes and empowers the Board of Directors of the Corporation (the "Board") to amend the Existing Plan; and

              WHEREAS, the Board desires to amend the Existing Plan in order to
(i) provide for the transfer of all Company Stock held in the Company Stock Fund (as such terms are defined in the Existing Plan) to the Sterling Chemicals ESOP and (ii) eliminate the Company Stock Fund as an "Investment Fund" under the Existing Plan, and, in furtherance of that desire, the Board has duly authorized and approved this First Amendment to the Sixth Amended and Restated Savings and Investment Plan (the "Amendment");

              NOW, THEREFORE, the Existing Plan is hereby amended as follows:

              Section 1. Amendment of Section 1.03 of the Existing Plan. Section
1.03 of the Existing Plan is hereby amended by amending the definition of "414(s) Compensation" appearing therein to read in its entirety as follows:

                    "414(s) Compensation" means, with respect to any Participant for any Plan Year, such Participant's "compensation" (within the meaning of Section 414(s) of the Code and the Regulations), as limited by Section 401(a)(17) of the Code and any other applicable limits.

              Section 2. Further Amendment of Section 1.03 of the Existing Plan.
Section 1.03 of the Existing Plan is hereby further amended by removing the definition of "Terminated ESOP" therefrom.

              Section 3. Amendment of Section 8.02 of the Existing Plan. Section
8.02 of the Existing Plan is hereby amended by deleting the last sentence thereof.

              Section 4. Amendment of Section 9.04 of the Existing Plan. Section
9.04 of the Existing Plan is hereby amended by adding two sentences at the end thereof, to read in their entirety as follows:

              The shares of Company Stock held in the Company Stock Fund shall be transferred to the Sterling Chemicals ESOP in a trust-to-trust transfer pursuant to Section 16.03, as soon as administratively feasible after the trustee of the Sterling Chemicals ESOP communicates to the Trustee of this Plan that it is ready to accept the transfer. After the shares are transferred to the ESOP, the Company Stock Fund shall cease to be an Investment Fund under the Plan.

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              Section 5. Amendment of Section 16.03 of the Existing Plan.
Section 16.03 of the Existing Plan is hereby amended to read in its entirety as follows:

              Section 16.03. Plan Merger or Consolidation. The Corporation reserves the right at any time and from time to time to merge or consolidate the Plan with another plan, to transfer assets or liabilities of the Plan to another plan, or to accept a transfer of assets or liabilities from another plan to this Plan. To the extent that Section 414(l) of the Code applies, no merger, consolidation, or transfer may be undertaken unless each Participant shall be entitled to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately prior to the merger, consolidation, or transfer if the Plan had been terminated at such time, or unless such alternative requirements as may be imposed by regulations under Section 414(l) of the Code are satisfied.

              Section 6. Amendment of Exhibit A of the Existing Plan. Exhibit A of the Existing Plan is hereby amended by deleting the reference to the "Company Stock Fund" and the corresponding description thereof from such Exhibit, such amendment to become effective as of the date on which all shares of Company Stock held in the Company Stock Fund are transferred to the Sterling Chemicals ESOP pursuant to Sections 9.04 and 16.03 of the Existing Plan, as amended hereby.

              Section 7. Effect of Amendments. Except as amended and modified by this Amendment, the Existing Plan shall continue in full force and effect. The Existing Plan and this Amendment shall be read, taken and construed as one and the same instrument. Upon the effectiveness of this Amendment, each reference in the Existing Plan to "this Plan" shall mean and be a reference to the Existing Plan as amended hereby.

              Section 8. Binding Effect. This Amendment shall inure to the benefit of, and shall be binding upon the Employers (as defined in the Existing
Plan) and their successors and assigns and upon the Participants and their Beneficiaries (as such terms are defined in the Existing Plan) and their respective heirs, executors, personal representatives, administrators, successors and assigns.

              Section 9. Severability. Should any clause, sentence, paragraph, subsection or Section of this Amendment be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment, and the part or parts of this Amendment so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.

              Section 10. Governing Law. TO THE EXTENT NOT SUPERSEDED BY THE LAWS OF THE UNITED STATES, THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.


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              IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by the Board, the Corporation has caused this Amendment to be duly executed in its name and on its behalf by its proper officer thereunto duly authorized as of November 28, 2001, being the date of the adoption of this Amendment by the Board.

                                         STERLING CHEMICALS, INC.



                                         --------------------------------------
                                         David G. Elkins, President and Co-Chief
                                         Executive Officer


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